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                                                                       EX-99.B11

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 13 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 6, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report to Shareholders of Vanguard International Equity Index Fund (comprised of Pacific Portfolio, European Portfolio and Emerging Markets Portfolio) and Vanguard Total International Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in the Prospectus and under the heading "Financial Statements" in the Statement of Additional Information.


PRICE WATERHOUSE LLP
Philadelphia, PA

April 8, 1998